UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cole Credit Property Trust V, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Attention CCPT V Shareholder:
Please Vote!	CIM

www.proxydocs.com/CCPTV	We encourage you to cast your vote promptly!

Two Easy Steps

Read the Enclosed Materials
Enclosed are the following materials for the CCPT V Special Meeting:
» Notice of the CCPT V Special Meeting » Proxy card for each account you hold	» Proxy Statement describing the proposals to be voted on at the meeting

The special meeting will take place virtually on December 17, 2020.
Visit www.proxydocs.com/CCPTV for meeting details.

Cast Your Vote
Please cast votes for all of your accounts.

Online Visit www.proxydocs.com/CCPTV and follow the instructions to cast your vote. Your control number is located on the proxy card.

By Phone Please refer to the proxy card for your control number and calling instructions before dialing: 1.844.991.2229.

By Mail

Using the enclosed proxy card, cast your vote on the proposals, sign and date in black or blue ink, and return the card in the postage-paid envelope provided.

In cases of joint ownership, all parties must sign.

If you vote online or by phone, please DO NOT mail back the proxy card.

If you have any questions or need assistance with completing your proxy card, please call our proxy solicitor, Mediant, toll-free at 1.844.280.5349 or CIM Shareholder Relations at 1.866.907.2653.

Your vote is very important! We appreciate your participation and support.

CIM	2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016 | 866.341.2653 | www.cimgroup.com Securities Distributed By Affiliate Broker/Dealer: CCO Capital, LLC, Member FINRA/SIPC | ©2020 CCO Group